UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FUNCTIONAL BRANDS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

Explanatory Note

On May 19, 2026, Functional Brands, Inc. issued two letters to its stockholders. The first letter, immediately below, was issued to certain holders of record in respect of its upcoming Special Meeting and the second letter, further below, was issued to its current stockholders generally.

Letter #1

May 19, 2026,

Dear Stockholders of Functional Brands Inc.:

We recently sent you proxy material concerning important proposals affecting your investment in Functional Brands Inc., which will be considered at a Special Meeting of Stockholders on May 28, 2026. This letter is being sent to you because you held shares of Functional Brands Inc. common stock as of the April 16, 2026 record date and, to date, we have not received your vote.

YOUR VOTE IS IMPORTANT, regardless of the number of shares you own and whether or not you plan to attend the Special Meeting. Even if you have since sold your shares in the Company, you still have the right to vote as a holder of record on April 16, 2026. Please take the time to cast your vote today and help us avoid incurring additional expenses associated with obtaining sufficient stockholder participation to hold the Special Meeting.

URGENT – YOUR VOTE IS NEEDED BY 11:59 PM EASTERN TIME ON WEDNESDAY, MAY 27, 2026.

The proposals to be voted at the Special Meeting include approval of an amendment to our certificate of incorporation to effect a reverse stock split, approval of the company’s 2026 Equity Incentive Plan, and approval of the adjournment of the Special Meeting, if necessary to solicit additional proxies. Our Board of Directors recommends that stockholders vote “FOR” all proposals outlined in the proxy materials previously provided to you.

Voting is quick and easy. Please follow the voting instructions on the form of proxy that accompanies this letter and other proxy materials that were sent to you, which are electronically available at

https://www.cstproxy.com/functionalbrandsinc/2026.

In connection with the Special Meeting, we have filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including our definitive proxy statement on Schedule 14A (the “Proxy Statement”). This letter is not a substitute for the Proxy Statement or any other document that we may file with the SEC or send to our stockholders in connection with the Special Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING.

If you have already voted your shares, please accept our sincere thanks and disregard this reminder.

If you have any questions or need assistance voting your shares, please call (877) 672-7073

Thank you for your continued support and participation.

Sincerely,

Eric Gripentrog

Chief Executive Officer

Letter #2

May 19, 2026

Dear Fellow Shareholders,

This year marks an important strategic milestone for Functional Brands Inc. as we continue evolving our vision for long-term shareholder value creation. While our foundation has been built in wellness, telehealth and consumer focused innovation, we believe the future of financial infrastructure is being reshaped by blockchain technology, decentralized finance, and asset-backed digital ecosystems.

Last week we announced a significant step in that direction. Functional Brands recently entered into a letter of intent to acquire certain assets and intellectual property (the “BullionFX Assets”) of BullionFX Ltd (“BullionFX”), including its Alchemy platform, a blockchain-based infrastructure enabling on-chain settlement while maintaining backing in gold holdings, in an all-stock transaction with an expected value of approximately $142.9 million.

This proposed acquisition represents a transformational opportunity to expand our strategic focus into blockchain-enabled financial infrastructure supported by auditable physical gold reserves.

We believe the acquisition of the BullionFX Assets would be a natural extension of our core strategy of identifying innovative products and platforms that address emerging consumer needs and create long-term value for shareholders and that this proposed transaction has the potential to position us at the intersection of traditional stores of value and next-generation decentralized financial systems.

The BullionFX platform was developed to support a broad ecosystem of digital financial products and infrastructure, including gold and U.S. dollar-backed stablecoins, decentralized lending and borrowing protocols, yield-generating products, and interoperability tools designed for blockchain networks such as Ethereum. Importantly, the platform is designed to bridge blockchain-native finance with traditional financial systems in a way that prioritizes transparency, utility, and scalability.

As global interest in digital assets continues to mature, we see growing demand for systems backed by tangible, verifiable assets. Gold has historically served as a trusted store of value across economic cycles, and we believe combining physical bullion reserves with decentralized finance infrastructure creates a compelling opportunity for innovation and adoption.

Our objective is not simply to participate in the digital asset economy, but to help build trusted infrastructure capable of supporting broader institutional and consumer engagement.

By integrating BullionFX’s intellectual property and blockchain capabilities, we believe Functional Brands can participate in sectors with meaningful long-term potential, including digital payments, tokenized assets, decentralized financial services, and blockchain-based settlement systems.

At the same time, we recognize that this opportunity comes with important responsibilities and risks. The digital asset and decentralized finance sectors remain rapidly evolving and subject to regulatory uncertainty, technological complexity, and market volatility. Successful execution will require disciplined integration, regulatory compliance, infrastructure development, and continued investment in security and operational excellence.

We approach this opportunity with both optimism and pragmatism.

Our CEO, Eric Gripentrog, recently stated:

“The BullionFX Assets are expected to enable us to grow what we believe is the most credible bridge between physical gold markets and decentralized finance.”

That vision reflects our broader ambition: to position Functional Brands as an innovative platform company capable of adapting to major shifts in technology, finance, and consumer behavior.

While the proposed acquisition of the BullionFX Assets remains subject to our and BullionFX’s good faith efforts to complete due diligence and finalize a definitive agreement, we are excited about the possibilities ahead and believe this initiative could significantly enhance our long-term strategic positioning.

On behalf of the entire leadership team, thank you for your continued confidence and support. We remain committed to transparency, disciplined execution, and creating sustainable long-term value for our shareholders.

Sincerely,

The Management Team
Functional Brands Inc.

Cautionary Note Regarding Forward-Looking Statements

This letter and the statements of our management team in connection with this letter or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements (including statements related to the potential acquisition of the BullionFX Assets and the anticipated benefits to us of the such acquisition) related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “will,” “should,” “could,” “would,” “optimistic” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors which may be beyond our control.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to negotiate final terms of a definitive acquisition agreement, the closing of the transactions contemplated by such definitive agreement, including expected conditions to closing which are anticipated to include regulatory approvals, valuations, and future shareholder approvals; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of us or BullionFX (collectively, the “LOI Parties”) to terminate the LOI agreement; the effect of such termination; the outcome of any legal proceedings that may be instituted against LOI Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions for the asset acquisition on a timely basis or at all, including the risk that any regulatory and other approvals required may not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain any necessary approval by our stockholders on the expected schedule of the transactions contemplated by the LOI; difficulties and delays in integrating the BullionFX’s Assets in the Company; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; potential adverse reactions or changes to business relationships resulting from the announcement of the LOI and future expected acquisition; uncertainty as to the long-term value of the common stock of the Company following the acquisition; the significant dilution to the Company’s stockholder in connection with the acquisition; the continued availability of capital and financing following the potential acquisition transaction; the business, economic and political conditions in the markets in which the LOI Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this letter. Potential investors should review our Annual Report on Form 10-K filed with the U.S. Securities Exchange and Commission (“SEC”) on March 27, 2026 for more complete information, including the risk factors that may affect future results, which are available for review at www.sec.gov. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Additional Information About the Transaction and Where You Can Find It

This communication is being made with respect to the potential acquisition of the BullionFX Assets. To the extent such transaction requires the approval of our stockholders, we intend to file with the SEC a proxy statement and other relevant documents with respect to a stockholder meeting to obtain such stockholder approval. Any definitive proxy statement will be sent or given to our stockholders and will contain important information about the transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ ANY SUCH DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT US, THE BULLIONFX ASSETS AND THE POTENTIAL TRANSACTION. Investors and stockholders may obtain a free copy of any such materials (when available) and other documents filed by us with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of any such materials will be made available free of charge through our website at https://www.functionalbrandsinc.com.

Participants in the Solicitation

The Company and its directors, executive officers, and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction described above. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of our stockholders in connection with the transaction will be set forth in a definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the transaction described above.

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